EXHIBIT 10(h)


                 SUMMARY OF BASE SALARIES FOR EXECUTIVE OFFICERS
                             OF PEOPLES BANCORP INC.
                 ------------------------------------------------

The base salaries of executive officers of Peoples Bancorp Inc. ("Peoples") are determined by evaluating the most recent comparative peer data and the role and responsibilities of their positions. Individual salary increases are reviewed annually and are based on Peoples' overall performance and the executive's attainment of specific individual business objectives during the preceding year.

The following table details the base salaries to paid by Peoples and its subsidiaries to Mark F. Bradley, President and Chief Executive Officer of Peoples, and the other executive officers of Peoples for the fiscal year ending December 31, 2006:


Name                       Position/Title                                          Base Salary
Mark F. Bradley            President and Chief Executive Officer                          250,000
Joseph S. Yazombek         Executive Vice President and Chief Lending Officer             200,850
Donald J. Landers, Jr.     Chief Financial Officer and Treasurer                          172,500
Carol A. Schneeberger      Executive Vice President, Operations                           164,800
Larry E. Holdren           Executive Vice President                                       162,080
David T. Wesel             Executive Vice President                                       150,000
